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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (i) on Form S-3 (No. 333-212554) of Arbor Realty Trust, Inc. and Subsidiaries and in the related Prospectuses; and (ii) on Form S-8 (No. 333-196144) pertaining to the Arbor Realty Trust, Inc. 2014 Omnibus Stock Incentive Plan of Arbor Realty Trust, Inc. and Subsidiaries of our reports dated March 3, 2017, with respect to the consolidated financial statements and schedule of Arbor Realty Trust, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Arbor Realty Trust, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP
New York, New York

March 3, 2017

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM